Skadden, Arps, Slate, Meagher & Flom llp
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September 11, 2017
Guggenheim Strategic Opportunities Fund 227 West Monroe Street Chicago, Illinois 60606
RE:	Guggenheim Strategic Opportunities Fund— Registration Statement on Form N-2
Ladies and Gentlemen:
We have acted as special counsel to Guggenheim Strategic Opportunities Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 7,013,325 shares (the “Securities”) of the Trust’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”), pursuant to the Controlled Equity OfferingSM Sales Agreement, dated December 7, 2016,  among the Trust, Cantor Fitzgerald & Co. and Guggenheim Funds Investment Advisors, LLC (the “Original Sales Agreement”), as amended by the First Amendment to the Original Sales Agreement, dated September 11, 2017 (“Amendment” and together with the Original Sales Agreement, the “Amended Sales Agreement”).
This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).
In rendering the opinion stated herein, we have examined and relied upon the following:
(a)     the registration statement on Form N-2 (File Nos. 333-213452 and 811-21982) of the Trust, filed with the Commission on September 2, 2016 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), including

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September 11, 2017

information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations, as amended by Pre-Effective Amendment No. 1 filed with the Commission on October 14, 2016, Post-Effective Amendment No. 1 filed with the Commission on December 7, 2016, Post-Effective Amendment No. 2 filed with the Commission on September 11, 2017 and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on November 14, 2016 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);
(b)     the prospectus and Statement of Additional Information of the Trust, each dated September 11, 2017, in the form filed with the Commission on September 11, 2017 pursuant to Rule 497 of the Securities Act Rules and Regulations;
(c)     the prospectus supplement of the Trust, dated September 11, 2017, relating to the offering of the Securities, in the form filed with the Commission on September 11, 2017 pursuant to Rule 497 of the Securities Act Rules and Regulations;
(d)     an executed copy of the Original Sales Agreement;
(e)     an executed copy of the Amendment
(f)      an executed copy of a certificate of Mark E. Mathiasen, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);
(g)     a copy of the Trust’s Certificate of Trust, dated November 13, 2006, as amended by Certificate of Amendments dated December 6, 2006 and March 9, 2011 (as so amended, the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware on September 11, 2017, and certified pursuant to the Secretary’s Certificate;
(h)     a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated March 7, 2011, as amended on April 3, 2014 (as so amended, the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;
(i)      a copy of the Trust’s Sixth Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;
(j)     copies of certain resolutions of the Board of Trustees of the Trust (the “Board of Trustees”), adopted on August 17, 2016, December 7, 2016 and August 23, 2017, certified pursuant to the Secretary’s Certificate; and

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(k)     a copy of a certificate, dated September 11, 2017, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties set forth in the Amended Sales Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Securities have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when issued and sold in accordance with the terms of the Amended Sales Agreement, and the issuance of the Securities have been duly entered into the share record books of the Trust, the Securities will be validly issued and fully paid, and under the DSTA, the holders thereof will have no obligation to make further payments for the purchase of such Securities or contributions to the Trust solely by reason of their ownership of such Securities except as provided in the last sentence of Section 3.8 of the Declaration of Trust and except for their obligation to repay any funds wrongfully distributed to them.
In rendering the foregoing opinions we have assumed that:
(a)     the Certificate of Trust, Declaration of Trust and the Bylaws constitute the only governing instruments, as defined in the DSTA, of the Trust;
(b)     any Securities issued and sold pursuant to the Amended Sales Agreement are sold at a price that is not below (i) the par value per Common Share and (ii) the then current net asset value per Common Share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
KTH